                                                                     Exhibit 5.1


                    [Gibson, Dunn & Crutcher LLP Letterhead]


                            November 27, 2002







(212) 351-4000                                                      C73277-00009

PanAmSat Corporation
20 Westport Road
Wilton, Connecticut 06897

         Re:      PanAmSat Corporation
                  --------------------
                  Registration Statement on Form S-4
                  ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to PanAmSat Corporation, a Delaware corporation (the "Issuer"), and the subsidiary guarantors of the Issuer listed on Exhibit A attached hereto (each a "Guarantor" and collectively, the "Guarantors"), in connection with the Issuer's registration, on a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, of $800,000,000 aggregate principal amount of 8-1/2% Senior Notes due 2012 (the "New Notes"), which are to be unconditionally, jointly and severally guaranteed (the "Guarantee") by each Guarantor.

         The New Notes will be offered in exchange for like principal amounts of the Issuer's outstanding 8-1/2% Senior Notes due 2012 (the "Old Notes") pursuant to the Registration Rights Agreement, dated as of January 25, 2002 (the "Registration Rights Agreement"), among the Issuer, the Guarantors, Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc., ABN AMRO Incorporated and SG Cowen Securities Corporation. The Registration Rights Agreement was executed in connection with the private placement of the Old Notes.

         The New Notes will be issued pursuant to the Indenture, dated as of February 1, 2002 (the "Indenture"), by and among the Issuer, the Guarantors and the Bank of New York, a New York banking corporation, as Trustee. The New Notes and the Indenture are sometimes collectively referred to herein as the "Securities Documents"). The term "Specified Guarantors" means all of the Guarantors other than Southern Satellite Corp., a Connecticut corporation.

GIBSON, DUNN & CRUTCHER LLP


         In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. Further we have assumed that the signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and (except in the case of documents signed on behalf of the Issuer and the Specified Guarantors) were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals.

         Based on the foregoing and in reliance thereon, we are of the opinion that:

                  (i) the New Notes have been duly authorized by the Issuer and, when issued in exchange for the Old Notes pursuant to the terms of the exchange offer described in the Registration Statement and the Indenture, will be validly issued and will constitute legal and binding obligations of the Issuer; and

                  (ii) the Guarantee has been duly authorized and validly issued by the Specified Guarantors and constitutes the legal and binding obligation of the Guarantors.

         The foregoing opinions are subject to the following exceptions, qualifications and limitations:

                  A. Our opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

                  B. We express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights.

                  C. We express no opinion as to the effect on the enforceability of the Guarantee against the Guarantors of any facts or circumstances that would constitute a defense to the obligation of a guarantor or surety, unless such defense has been waived effectively by the Guarantors.

                  D. We express no opinion as to the validity, binding nature or enforceability of provisions in the Securities Documents providing for indemnification or contribution.

                  E. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the State of California, the United States of America and the General Corporation Law of the State of Delaware. This opinion is limited to the effect of the present state of the laws of the State of New York, the United States of America and, only with respect to (i) the due authorization, execution and

GIBSON, DUNN & CRUTCHER LLP


         delivery of the New Notes by the Issuer and (ii) the due authorization, execution and delivery of the Guarantee by the Guarantors, the General Corporation Law of the State of Delaware, and to the facts as they presently exist. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the General Corporation Law of the State of Delaware as currently in effect and have made such inquiries as we consider necessary to render the opinions contained herein. We assume no obligation to revise or supplement this opinion in the event of changes in such laws or the interpretations thereof or in the event of changes in such facts.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" contained in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                                 Very truly yours,


                                                 /s/ Gibson Dunn & Crutcher LLP

GIBSON, DUNN & CRUTCHER LLP

                             SCHEDULE A - GUARANTORS
                             -----------------------

Guarantor                                               State of Organization
---------                                               ---------------------

NET/36, Inc.                                                      DE
PanAmSat Communications Carrier Services, Inc.                    CA
PanAmSat Communications Japan, Inc.                               CA
PanAmSat Communications Services, Inc.                            CA
PanAmSat International Holdings, LLC                              DE
USHI, LLC                                                         DE
PanAmSat Marketing Corporation                                    DE
PanAmSat International Systems, LLC                               DE
PanAmSat Asia Carrier Services, Inc.                              DE
PanAmSat Capital Corporation                                      DE
PanAmSat Carrier Services, Inc.                                   DE
PanAmSat India, Inc.                                              DE
PanAmSat India Marketing, L.L.C.                                  DE
PAS International Employment, Inc.                                DE
PanAmSat Licensee Corp.                                           DE
PanAmSat International Sales, Inc.                                DE
PAS International LLC                                             DE
PanAmSat International Systems Marketing, L.L.C.                  DE
Service and Equipment Corporation                                 DE
Southern Satellite Corp.                                          CT
Southern Satellite Licensee Corporation                           DE